UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 9, 2009
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 9, 2009, Paychex, Inc.’s (the “Company”) Board of Directors (the “Board”) approved the following arrangements for the Company’s executive officers, as identified:
•	The Officers Performance Incentive Program for the Year Ending May 31, 2010, which provides officers of the Company the opportunity for annual cash bonuses based on goals set in advance by the Governance and Compensation Committee (the “Committee”) of the Board based primarily on the Company’s annual revenue and operating income growth.

•	The grant of restricted stock to its officers as provided under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 12, 2005 (the “2002 Plan”). These awards vest on the fifth anniversary of the grant date, unless certain performance criteria are met to accelerate the vesting. The performance criteria are based on the Company’s operating income, net of certain items, and service revenue. If both performance targets are met for a fiscal year, one-third of the award will vest. If only one of the performance targets are met for a fiscal year, one-sixth of the award will vest, provided that not more than 50% of the total award vests based on achievement of only one of the two targets. If all targets are met for three consecutive years, then the award is fully vested.

•	A grant of non-qualified stock options to its officers as provided under the Company’s 2002 Plan. This grant, which was in addition to the annual non-qualified stock option grant, was made on July 9, 2009 with an exercise price of $31.95, which is above the closing price on the date of grant of $24.21, but consistent with the exercise price of the options granted in July 2008. The quantity of awards in July 2008 was calculated based on a fixed total value using an estimated Black-Scholes value. Subsequent to the Committee’s approval of the July 2008 stock option grants, it was determined that the actual Black-Scholes value on the date of grant was lower than the estimated value and would have resulted in a higher quantity of stock options granted. Therefore, the Committee approved the granting of these awards. Additionally, the Committee approved the acceleration of 20% of the award to vest on July 10, 2009. The remaining stock options in this award will vest 20% per annum on each anniversary date as indicated in the award agreement.
The summaries of the terms of the foregoing agreements are qualified in their entirety by reference to the text of the agreements.
Further Information
Additional information regarding compensation awarded to certain of the Company’s executive officers for the year ended May 31, 2009 will be provided in the Company’s proxy statement for its 2009 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in September 2009.
On July 9, 2009, the Company’s Board accepted Phillip Horsley’s resignation from the Board effective on October 12, 2009, the evening prior to the expected date of the Company’s Annual Meeting of Stockholders. There were no disagreements between Mr. Horsley and the Company relating to the Company’s operations, policies, or practices involved in Mr. Horsley’s decision not to stand for re-election as a director.
Mr. Horsley has been invaluable to the Company during his nearly 30-year association with the Company. The Board thanks Mr. Horsley for his contributions and wishes him much success in his future endeavors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.
Date: July 15, 2009	/s/ John M. Morphy
John M. Morphy
Senior Vice President, Chief Financial Officer, and Secretary

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